EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

June 9, 2005

To the Board of Directors and Stockholders
American Axle & Manufacturing Holdings, Inc.
Detroit, Michigan

We consent to the incorporation, by reference in the Registration Statement No. 333-41976 and No. 333-70466 on Form S-8 of American Axle Manufacturing Holdings, Inc., of our report dated June 9, 2005, appearing in this Annual Report on Form 11-K of the American Axle & Manufacturing, Inc. Personal Savings Plan for Hourly-Rate Associates as of, and for the year ended, December 31, 2004.

/s/ George Johnson & Company

CERTIFIED PUBLIC ACCOUNTANTS
Detroit, Michigan